UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2025

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 Third Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2025, the Board of Directors (the “Board”) of Uber Technologies, Inc. (the “Company”) appointed Nikesh Arora to the Board.

“Nikesh is a globally respected business leader with deep experience across technology, finance, and cybersecurity,” said Ron Sugar, independent Chairperson of the Board. “His leadership in scaling innovative businesses and navigating complex international markets will be invaluable as Uber continues to grow and evolve.”

“Nikesh is one of the technology industry’s great executives: a strategic and disciplined operator, and a fierce competitor,” said Dara Khosrowshahi, Chief Executive Officer of Uber. “We’re thrilled to welcome him to the board and look forward to his contributions as we continue to advance our long-term strategy.”

“I’m honored to join Uber’s Board at such an exciting time, as the company plays a central role in commercializing autonomous mobility around the world,” said Nikesh Arora. “Uber has already fundamentally transformed how people and goods move through cities, and I look forward to contributing to the company’s continued success.”

Mr. Arora, 57, has served as the Chairman of the Board and Chief Executive Officer of Palo Alto Networks, a leading global cybersecurity company, since June 2018. Prior to joining Palo Alto Networks, from 2016 through 2018, Mr. Arora was an angel investor and from June 2016 through December 2017, Mr. Arora served as an advisor to SoftBank Group Corp., a multinational conglomerate company (“SoftBank”). From July 2015 through June 2016, Mr. Arora served as president and chief operating officer of SoftBank and from July 2014 through June 2015, Mr. Arora served as vice chair and chief executive officer of SoftBank Internet and Media, a subsidiary of SoftBank. Prior to SoftBank, from December 2004 through July 2014, Mr. Arora held multiple senior leadership operating roles at Google, Inc., including serving as senior vice president and chief business officer, from January 2011 to June 2014. Mr. Arora also serves on the board of Compagnie Financiere Richemont S.A., a public Switzerland-based luxury goods holding company. Mr. Arora previously served on the boards of Aviva plc, an insurance company, from 2007 to 2009; Bharti Airtel, a communications services company, from 2008 to 2014; Sprint Corp., a communications services company, from 2014 to 2016; Colgate-Palmolive Company, a worldwide consumer products company, from 2012 to 2014; SoftBank from 2014 to 2016; and Yahoo! Japan, an internet company, from 2015 to 2016.

Mr. Arora was nominated to serve on the Company’s Board of Directors principally based on his extensive leadership experience in global technology, his operational and financial expertise, and his track record of corporate governance at leading public companies.

The Board has appointed Mr. Arora to serve on the Nominating and Governance Committee and Compensation Committee.

For his service on the Company’s Board, Mr. Arora will participate in the Company’s compensation program for non-employee directors, pursuant to which he will receive (i) a $60,000 annual cash retainer and (ii) an annual grant of restricted stock units, vesting prior to each annual stockholders meeting, with a fair value of $300,000, each as prorated for his partial year of service. He is also entitled to a cash retainer in connection with his service on the Nominating and Governance Committee and the Compensation Committee.

There is no arrangement or understanding between Mr. Arora and any other person pursuant to which he was selected as a director. Mr. Arora has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: June 4, 2025	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer